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                                                                     EXHIBIT 5.1



                     [WINSTEAD SCHREST & MINICK LETTERHEAD]




                                 July 27, 1995


Landmark Graphics Corporation
Attn:  Mr. Robert P. Peebler
333 Cypress Run, Suite 100
Houston, Texas 77094

Gentlemen:

         We have acted as counsel for Landmark Graphics Corporation, a Delaware corporation (the "Company"), in connection with the offer and sale by certain stockholders of the Company (the "Selling Stockholders") of 653,718 shares (the "Stockholder Shares") of the common stock, par value $0.05 per share (the "Common Stock"), of the Company pursuant to the Company's Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

         We have examined originals, or copies identified to our satisfaction as being true copies, of (a) the Company's Restated Certificate of Incorporation and all amendments thereto, (b) the Company's Bylaws, as amended, (c) minutes of meetings or unanimous consents in lieu of meetings of the Company's board of directors and stockholders, and (d) such other corporate records and documents, certificates of corporate and public officials and statutes as we have deemed necessary for the purpose of this opinion.

         Based upon such examination and in reliance thereon, we are of the opinion that the Stockholder Shares are validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to this Firm in the Registration Statement and the Prospectus included therein.

                                       Very truly yours,

                                       WINSTEAD SECHREST & MINICK P.C.


                                       By: /s/ ROBERT E. CRAWFORD, JR.
                                           ----------------------------
                                               Robert E. Crawford, Jr.